Exhibit 10.16

                        AMENDMENT TO EMPLOYMENT AGREEMENT

            Enzon, Inc. (the "Company") and Peter Tombros (the "Executive") agree to amend the Employment Agreement dated as of August 10, 2000 by and between the Company and Executive (the "Agreement") as follows:

      1. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

      2. This amendment to the Agreement shall be effective as of May 31, 2001.

      3. It is agreed that Executive's full-time employment as President and Chief Executive Officer of the Company was terminated by Executive pursuant to
Section 4(b)(vi) of the Agreement as of May 31, 2001.

      4. The first sentence of Section 2(a) of the Agreement is hereby amended in its entirety as follows:

      "(a) Based upon Executive's termination of his full-time employment as President and Chief Executive Officer of the Company as of May 31, 2001 pursuant to Section 4(b)(vi) hereof, the "Noncompete Period" shall be (i) the period during which the Executive receives payments from the Company pursuant to
Section 3(d) hereof plus (ii) any period of time during which Executive receives payments from the Company pursuant to Section 3(n) hereof."

      5. The first two sentences of Section 3(d) of the Agreement are hereby deleted and replaced by the following:

      "(d) Based upon Executive's termination of his full-time employment as President and Chief Executive Officer of the Company pursuant to Section 4(b)(vi) hereof as of May 31, 2001 (which is prior to the second anniversary of the Effective Date (the "Second Anniversary Date")), Executive shall remain a full-time employee of the Company and shall receive his base salary hereunder during the period from June 1, 2001 through the Second Anniversary Date (the Base Salary Period") at an annual rate of Three Hundred Sixty-Seven Thousand Five Hundred Dollars ($367,500). As a full-time employee during the Base Salary Period, Executive shall perform services for the Company to the extent requested by the Chief Executive Officer of the Company (the "CEO"), it being understood that (i) Executive may be required to devote up to 37 1/2 hours per week to the Company, (ii) Executive will not be required to travel on behalf of the Company and (iii) Executive will receive benefits as a full-time employee of the Company, provided that Executive will not participate in any bonus program, and further provided that Executive will not participate in the Company's health insurance plans to the extent Executive receives payments under Section (o). During such period as Executive provides services as a full-time employee under this Section 3(d), Executive shall be deemed to be an employee for purposes of the Non-Qualified Plan. It is understood and agreed that this determination of Executive's status as an employee was made by the Compensation Committee of the Board of Directors of the Company pursuant to its power to interpret and construct the provisions of the Non-Qualified Plan pursuant to Section D thereof and shall be the final and controlling determination of the Compensation Committee on the issue of Executive's employee status under the Non-Qualified Plan. In the event Executive shall be unable or unwilling to continue for any reason to provide services as a full-time employee of the Company during the Base Salary

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Period, Executive shall notify the Company in writing of his inability or unwillingness to provide such services, but Executive shall nevertheless continue to receive the base salary payments payable to Executive under this
Section 3(d) as severance payments for the remainder of the Base Salary Period after Executive's employment as a full-time employee of the Company terminates."

      6. Section 3(n) is amended in its entirety to read as follows:

      "(n) Based upon Executive's termination of his full-time employment as President and Chief Executive Officer of the Company pursuant to Section 4(b)(vi) hereof as of May 31, 2001, Executive shall make himself available to perform services for the Company as a part-time employee during the period commencing on the earlier of (i) the date Executive ceases to perform services as a full time employee pursuant to Section 3(d) hereof and (ii) as of July 2, 2002 and ending on the Termination Date (the "Part-Time Period"). During the Part-Time Period, (i) Executive will be available to perform services for the Company to the extent requested by the CEO upon at least ten (10) days prior written notice to Executive (it being understood that Executive will not be required to devote more than four (4) days per month to the Company and will not be required to travel on behalf of the Company), (ii) Executive will receive $10,000 per month, payable in accordance with Company's normal payroll procedures (provided that the amount payable to Executive pursuant to Section 3(d) hereof shall be reduced by $10,000 per month to the extent Executive receives the $10,000 monthly payment provided under this Section 3(n) during the Base Salary Period), (iii) except as provided in Section 3(o) hereof and under the Non-Qualified Plan, Executive will receive other benefits received by other part-time employees of the Company, (iv) the Company will pay all reasonable expenses incurred by Executive in providing such services under this Section 3(n) and (v) Executive will use reasonable efforts to fulfill any requests for services under this Section 3(n), but shall not be in breach of any provision hereof if health concerns prevent him from providing such services and Executive may terminate his part-time employment service obligation under this Section 3(n) (and his employment under the Non-Qualified Plan) at any time upon notice to the Company (it being understood that such termination shall not affect any of Executive's rights hereunder except for the payments provided for in this
Section 3(n) which shall then terminate.) During the period in which Executive provides services as a part-time employee of the Company under this Section 3(n), Executive will be deemed to be an employee of the Company for purposes of the Non-Qualified Plan. It is understood and agreed that this determination of Executive's status as an employee was made by the Compensation Committee of the Board of Directors of the Company pursuant to its power to interpret and construct the provisions of the Non-Qualified Plan pursuant to Section D thereof and shall be the final and controlling determination of the Compensation Committee on the issue of Executive's employee status under the Non-Qualified Plan."

      7. This will confirm that in the event Executive dies while employed by the Company, options held by Executive which do not contain terms governing the exercise of such options upon Executive's death and would, thus, be governed by the Non-Qualified Plan in that respect, will be exercisable by the executors, administrators, legatees or heirs of his estate within the 190 day period following Executive's death. This will confirm that in the event Executive dies within the 190 day period after his employment with the Company terminates, options held by Executive which do not contain terms governing the exercise of such options upon Executive's death, and would, thus, be governed by the Non-Qualified Plan in that respect, will be exercisable by the executors, administrators, legatees or heirs of his estate within the


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remainder of such 190 day period which commenced on the date Executive's employment with the Company terminates. The foregoing provisions relating to the exercise of options upon Executive's death were determined by the Compensation Committee of the Board of the Company pursuant to its authority to interpret and construct the provisions, of the Non-Qualified Plan pursuant to Section D of such Plan.

      8. Except as amended herein, the Agreement shall remain in full force and effect.

                                        ENZON, INC.


                                        By: /s/ Kenneth J. Zuerblis
                                            ------------------------------------
                                            Kenneth J. Zuerblis
                                            Vice President, Finance and Chief
                                            Financial Officer


                                        By: /s/ Peter Tombros
                                            ------------------------------------
                                            Peter Tombros